                                                                    EXHIBIT 99.3

FOR FURTHER INFORMATION:   SANDY FRUHMAN - MEDIA     (713) 497-3123
                           DENNIS BARBER - INVESTORS (713) 497-3042

FOR IMMEDIATE RELEASE:     AUGUST 12, 2003


 RELIANT RESOURCES REPORTS SECOND-QUARTER 2003 RESULTS AND ANNOUNCES PLANS FOR
                        $140 MILLION OF COST REDUCTIONS

HOUSTON, TX - Reliant Resources, Inc. (NYSE: RRI) reported a loss from continuing operations of $28 million, or $0.09 per share, for the second quarter of 2003, compared to income from continuing operations of $122 million, or $0.42 per share, for the same period of 2002. The company also announced a cost-reduction plan that will be substantially implemented during the second half of 2003 and is expected to reduce annual operating expenses by approximately $140 million after the reductions have been fully implemented.

"Given the difficult business conditions, we are aggressively working towards improving our future financial performance by adjusting our business model and cost structure," said Joel Staff, chairman and CEO. "We have just finalized a plan to reduce our operating costs by $140 million, and we expect to complete substantially all of the reductions by the end of the year."

Reliant Resources' 2003 second-quarter loss reflected reduced earnings from its retail segment, weak wholesale earnings and an increase in interest expense and amortization of financing costs associated with its $5.9 billion refinancing on March 31, 2003. For the first six months of 2003, the company reported a loss from continuing operations of $74 million, or $0.25 per share, compared to income from continuing operations of $203 million, or $0.70 per share, for the same period of 2002. In addition to the factors listed above, 2003 year-to-date results were impacted by weaker results from the wholesale segment in the first quarter of 2003 compared to the same period in 2002 and increased interest expense. A more detailed discussion of the factors contributing to the second-quarter and year-to-date loss can be found below under "Segment Earnings Detailed."

"In addition to our cost-reduction plan, we have made progress in other areas as well," Staff continued. "We have built on the platform of stability created by our March bank refinancing by raising approximately $1.4 billion in the capital markets. We used $1.1 billion of the proceeds to pay down our bank debt, eliminating the only required amortization payment associated with our recent refinancing," he explained. "We have implemented changes to strengthen our management team, focused our efforts to pursue a reasonable resolution of outstanding legal and regulatory issues, and enhanced our corporate governance processes.

                                     -more-

"While our retail results in the second quarter were negatively impacted by rising natural gas prices, we expect to see an offset in the second half of the year from the recently approved increase in our price-to-beat and the hedges we have put in place," Staff said. "We remain very pleased with the performance of our retail business both in terms of maintaining our position in the Houston market and gaining share elsewhere in Texas. Although extremely weak wholesale market conditions, exacerbated by mild weather in the East, continue to affect our earnings, I am confident that we are positioning the company for future success."


                            SEGMENT EARNINGS DETAILED

RETAIL ENERGY

The company's retail energy segment produced earnings before interest and taxes
(EBIT) of $101 million in the second quarter of 2003, compared to $202 million of EBIT in the second quarter of 2002.

The decline in second-quarter 2003 EBIT is a result of increased ERCOT load-related fees, revised estimates for electric sales and supply costs related to prior periods, increased supply costs driven primarily by higher energy prices, and higher expenses. In July, Reliant Energy Retail Services received approval from the Public Utility Commission of Texas to increase its "price-to-beat" for residential and small commercial customers in the Houston area to reflect increased natural gas prices. The factors discussed above were partially offset by the inclusion of margin from Texas generation assets added since last year.

Retail energy EBIT for the first half of 2003 was $124 million, compared to $248 million for the same period of 2002. In addition to the items discussed above, 2003 results include a $47 million accrual for a payment to CenterPoint Energy. Texas deregulation legislation requires an affiliated retail electric provider to make a payment in 2004, not to exceed $150 per customer, if 40 percent of the residential and small commercial customers' load in the affiliated transmission and distribution utility's service territory has not switched to an alternative electric provider by the end of 2003. Through the second quarter of 2003, Reliant Resources has recorded $175 million for the estimated payment the company expects to make to CenterPoint Energy in 2004. The accrual was based on the maximum payment of $150 per residential customer retained. The company does not anticipate making a payment for the small commercial class.

Due to a change in accounting rules (EITF No. 02-03), the results of operations related to our contracted electricity sales to large commercial, industrial and institutional customers and the related supply costs are not comparable between the first half of 2002 and 2003. However, the change in accounting rules did not materially impact the comparability of margins related to these contracted sales in the second quarter. Prior to 2003, the company used mark-to-market accounting for earnings from its contracted electricity sales. The company has discontinued the use of mark-to-market accounting for these contracts. Earnings related to contracted electricity sales are now recognized as the volumes are delivered. The following table presents adjustments to convert results of operations to accrual accounting on a comparable basis:


                                     -more-

                                        Second       Six Months
Adjustments ($ millions)                Quarter     Ended June 30
------------------------                -------     -------------
   2002 volumes delivered               $   (12)             $(14)
   2003 volumes delivered                    14                31
                                        -------              ----
   Comparability impact                 $    (2)             $(17)

As of June 30, 2003, the company's retail energy segment had $62 million of unrealized gains recorded in prior years that will be realized and collected upon the delivery of related volumes ($35 million in the remainder of 2003 and $27 million in 2004 and beyond).


WHOLESALE ENERGY

The wholesale energy segment reported a loss before interest and taxes of $20 million in the second quarter of 2003 compared to EBIT of $31 million in the second quarter of 2002. The decrease was primarily the result of significantly lower trading margins reflecting the reduction in scope of the company's trading activities; the expiration of favorable contracts that benefited 2002 results; continued weakness in wholesale energy market conditions and increased maintenance expenses. These items were partially offset by the absence of California-related reserves and charges associated with the cancellation of development projects, both of which impacted 2002 results, as well as reductions in general and administrative expenses from previous cost-reduction efforts.

For the six months ended June 30, 2003, wholesale energy reported a loss before interest and taxes of $17 million, compared to EBIT of $147 million for the same period of 2002. In addition to the factors affecting the second-quarter results, 2003 results include a trading loss of approximately $80 million and increased losses associated with hedge ineffectiveness. Partially offsetting the declines were the reduction in California-related provisions and improved margins from the coal plants in the Mid-Atlantic region due to higher power prices that resulted from increased natural gas prices.


OTHER OPERATIONS

The company's other operations segment recorded a loss before interest and taxes of $9 million for the second quarter of 2003, compared to $1 million of EBIT in the second quarter of 2002. Results for the second quarter of 2003 included increased unallocated corporate overhead costs previously allocated to the European energy segment, which is now being reported as discontinued operations, and increased Texas franchise fees.

For the six months ended June 30, 2003, the other operations segment recorded a loss before interest and taxes of $19 million, compared to a loss before interest and taxes of $9 million for the same period in 2002.


                                     -more-

DISCONTINUED OPERATIONS

Effective February 2003, Reliant Resources began reporting its European energy segment as discontinued operations. This is a result of the company's agreement to sell its European energy operations to nv Nuon, a Netherlands-based electricity distributor. Reliant Resources expects to close this transaction in the third or early fourth quarter of 2003.

The company recorded income from discontinued operations of $21 million and a loss from discontinued operations of $360 million for the second quarter and first half of 2003, respectively. The year-to-date loss includes a $340 million charge related to the estimated loss on disposal. Income from discontinued operations in 2002 was $54 million for the second quarter and $69 million for the first half.


                                OUTLOOK FOR 2003

The company is revising its 2003 earnings outlook for adjusted income from continuing operations to $0.10 per share due to weak wholesale market conditions and increased interest expense and accelerated amortization of bank fees resulting from the company's recent capital market issuances. The earnings outlook excludes the accrual for payment to CenterPoint Energy under Texas deregulation legislation, ($0.10) and the net reduction of California-related reserves, $0.18 and includes gains recorded in prior periods that will be realized/collected in 2003 [impact of transitioning from mark-to-market to accrual accounting (EITF Issue No. 02-03)], ($0.13).


                       WEBCAST OF EARNINGS CONFERENCE CALL

Reliant Resources has scheduled its second-quarter 2003 earnings conference call for Tuesday, August 12, 2003, at 10:00 a.m. central time. Interested parties may listen to a live audio broadcast of the conference call at www.reliantresources.com. A replay of the call can be accessed approximately two hours after the completion of the call. Reliant Resources will use a slide presentation to facilitate the conference call discussion. A copy of the presentation may be obtained via the company's website.


Reliant Resources, Inc., based in Houston, Texas, provides electricity and energy services to retail and wholesale customers in the U.S. and Europe, marketing those services under the Reliant Energy brand name. The company provides a complete suite of energy products and services to approximately 1.7 million electricity customers in Texas ranging from residences and small businesses to large commercial, industrial and institutional customers. Reliant also serves large commercial and industrial clients in the PJM (Pennsylvania, New Jersey, Maryland) Interconnection. The company has approximately 22,000 megawatts of power generation capacity in operation, under construction or under contract in the U.S. and nearly 3,500 megawatts of power generation in operation in Western Europe. For more information, visit our web site at www.reliantresources.com.

                                     -more-

                          SEGMENT RESULTS OF OPERATIONS
                            (UNAUDITED, IN MILLIONS)

                                                Three Months Ended June 30, 2003
                                         ----------------------------------------------
                                         Retail   Wholesale     Other
                                         Energy    Energy     Operations   Consolidated
                                         ------   ---------   ----------   ------------
Operating income (loss)                  $  103   $     (21)  $       (8)  $         74
Gains from investments                       --           1           --              1
Loss of equity investments                   --          (2)          --             (2)
Other, net                                   (2)          2           (1)            (1)
                                         ------   ---------   ----------   ------------
  Earnings (loss) before interest
    and income taxes                     $  101   $     (20)  $       (9)  $         72
Interest expense, net                                                              (110)
Income tax benefit                                                                   10
                                                                           ------------
Loss from continuing operations                                            $        (28)
Income from discontinued operations, net of tax                                      21
Cumulative effect of accounting changes, net of tax                                   1
                                                                           ------------
Net loss                                                                   $         (6)
                                                                           ============



                                                Three Months Ended June 30, 2002
                                         ----------------------------------------------
                                         Retail   Wholesale     Other
                                         Energy    Energy     Operations   Consolidated
                                         ------   ---------   ----------   ------------
Operating income                         $  202   $      22   $       --   $        224
Gains from investments                       --           2            1              3
Income of equity investments                 --           6           --              6
Other, net                                   --           1           --              1
                                         ------   ---------   ----------   ------------
  Earnings before interest and
    income taxes                         $  202   $      31   $        1   $        234
Interest expense, net                                                               (52)
Income tax expense                                                                  (60)
                                                                           ------------
Income from continuing operations                                          $        122
Income from discontinued operations, net of tax                                      54
                                                                           ------------
Net income                                                                 $        176
                                                                           ============


                                     -more-

                                                 Six Months Ended June 30, 2003
                                         ----------------------------------------------
                                         Retail   Wholesale     Other
                                         Energy    Energy     Operations   Consolidated
                                         ------   ---------   ----------   ------------

Operating income (loss)                  $  129   $     (17)  $      (20)  $         92
Gains from investments                       --           1            1              2
Loss of equity investments                   --          (4)          --             (4)
Other, net                                   (5)          3           --             (2)
                                         ------   ---------   ----------   ------------
  Earnings (loss) before interest
    and income taxes                     $  124   $     (17)  $      (19)  $         88
Interest expense, net                                                              (192)
Income tax benefit                                                                   30
                                                                           ------------
Loss from continuing operations                                            $        (74)
Loss from discontinued operations, net of tax                                      (360)
Cumulative effect of accounting changes, net of tax                                 (24)
                                                                           ------------
Net loss                                                                   $       (458)
                                                                           ============



                                                 Six Months Ended June 30, 2002
                                         ----------------------------------------------
                                         Retail   Wholesale     Other
                                         Energy    Energy     Operations   Consolidated
                                         ------   ---------   ----------   ------------
Operating income (loss)                  $  248   $     131   $       (8)  $        371
Gains from investments                       --           2            4              6
Income of equity investments                 --          10           --             10
Other, net                                   --           4           (5)            (1)
                                         ------   ---------   ----------   ------------
  Earnings (loss) before interest and
    income taxes                         $  248   $     147   $       (9)  $        386
Interest expense, net                                                               (78)
Income tax expense                                                                 (105)
                                                                           ------------
Income from continuing operations                                          $        203
Income from discontinued operations, net of tax                                      69
Cumulative effect of accounting change, net of tax                                 (234)
                                                                           ------------
Net income                                                                 $         38
                                                                           ============


                                     -more-

This news release contains "forward-looking statements." Forward-looking statements are statements that contain projections about our revenues, income, earnings and other financial items, our plans and objectives for the future, future economic performance, or other projections or estimates about our assumptions relating to these types of statements. These statements usually relate to future events and anticipated revenues, earnings, business strategies, competitive position or other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook" and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. We have based our forward-looking statements on management's beliefs and assumptions based on information available to management at the time the statements are made. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including legislative and regulatory developments, the outcome of pending lawsuits, governmental proceedings and investigations, the effects of competition, financial market conditions, access to capital, the integration of recent acquisitions, the timing and extent of changes in commodity prices and interest rates, weather conditions, changes in our business plan and other factors we discuss in our other filings with the Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

                                       ###

                    Reliant Resources, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                (Thousands of Dollars, except per share amounts)
                                   (Unaudited)



                                                                    Three Months Ended June 30,       Six Months Ended June 30,
                                                                   -----------------------------    -----------------------------
                                                                      2003               2002          2003               2002
                                                                   ----------         ----------    ----------         ----------
REVENUES:
 Revenues                                                          $2,821,924         $2,070,253    $5,460,010         $3,677,045
 Trading margins                                                        7,633            114,900       (65,116)           165,729
                                                                   ----------         ----------    ----------         ----------
TOTAL REVENUES                                                      2,829,557          2,185,153     5,394,894          3,842,774
                                                                   ----------         ----------    ----------         ----------

EXPENSES:
 Fuel and cost of gas sold                                            304,391            237,437       679,856            400,415
 Purchased power                                                    1,968,260          1,262,678     3,678,106          2,293,228
 Accrual for payment to CenterPoint Energy, Inc.                         --                 --          46,700               --
 Operation and maintenance                                            238,677            208,385       435,331            356,012
 General, administrative and development                              147,577            160,629       275,713            272,251
 Depreciation                                                          88,608             87,543       169,492            141,412
 Amortization                                                           8,216              4,733        17,677              8,401
                                                                   ----------         ----------    ----------         ----------
   Total                                                            2,755,729          1,961,405     5,302,875          3,471,719
                                                                   ----------         ----------    ----------         ----------
OPERATING INCOME                                                       73,828            223,748        92,019            371,055
                                                                   ----------         ----------    ----------         ----------

OTHER (EXPENSE) INCOME:
 Gains from investments, net                                              211              3,089         1,855              5,901
 (Loss) income of equity investments                                   (2,390)             6,006        (3,600)             9,790
 Other, net                                                               231              1,639        (1,446)            (1,197)
 Interest expense                                                    (114,455)           (57,279)     (211,488)           (86,438)
 Interest income                                                        5,014              3,025        19,156              5,048
 Interest income - affiliated companies, net                             --                1,526          --                4,184
                                                                   ----------         ----------    ----------         ----------
  Total other expense                                                (111,389)           (41,994)     (195,523)           (62,712)

(LOSS) INCOME FROM CONTINUING
  OPERATIONS BEFORE INCOME TAXES                                      (37,561)           181,754      (103,504)           308,343
  Income tax (benefit) expense                                        (10,183)            59,591       (29,664)           105,135
                                                                   ----------         ----------    ----------         ----------

(LOSS) INCOME FROM CONTINUING OPERATIONS                              (27,378)           122,163       (73,840)           203,208
 Income (loss) from operations of discontinued
 European energy operations (including gain (loss)
 on disposal of $44,032 and $(339,868) in 2003)                        42,499             97,723      (326,661)           109,769
 Income tax expense                                                    21,892             44,133        33,755             41,048
                                                                   ----------         ----------    ----------         ----------
 Income (loss) from discontinued operations                            20,607             53,590      (360,416)            68,721

(LOSS) INCOME BEFORE CUMULATIVE
  EFFECT OF ACCOUNTING CHANGES                                         (6,771)           175,753      (434,256)           271,929
  Cumulative effect of accounting changes, net of tax                     862               --         (24,055)          (233,600)
                                                                   ----------         ----------    ----------         ----------
NET (LOSS) INCOME                                                  $   (5,909)        $  175,753    $ (458,311)        $   38,329
                                                                   ==========         ==========    ==========         ==========




Basic Earnings (Loss) Per Common Share:
 (Loss) income from continuing operations                          $    (0.09)        $     0.42    $    (0.25)        $     0.70
 Income (loss) from discontinued operations, net of tax                  0.07               0.19         (1.24)              0.24
 Cumulative effect of accounting changes, net of tax                     --                 --           (0.08)             (0.81)
                                                                   ----------         ----------    ----------         ----------
 Net (loss) income                                                $     (0.02)        $     0.61    $    (1.57)        $     0.13
                                                                   ==========         ==========    ==========         ==========

Diluted Earnings (Loss) Per Common Share:
 (Loss) income from continuing operations                          $    (0.09)        $     0.42    $    (0.25)        $     0.70
 Income (loss) from discontinued operations, net of tax                  0.07               0.18         (1.24)              0.24
 Cumulative effect of accounting changes, net of tax                     --                 --           (0.08)             (0.81)
                                                                   ----------         ----------    ----------         ----------
 Net (loss) income                                                 $    (0.02)        $     0.60    $    (1.57)        $     0.13
                                                                   ==========         ==========    ==========         ==========

 Weighted Average Common Shares Outstanding (in thousands):
 - Basic                                                              292,239            289,591       291,840            289,464
 - Diluted                                                            292,239            290,633       291,840            290,552



    Reference is made to the notes to the consolidated financial statements contained in Reliant Resources, Inc.'s Current Report on Form 8-K filed on June 30, 2003.

                    Reliant Resources, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Million of Dollars)
                                   (Unaudited)



RETAIL ENERGY SEGMENT                                                                 RETAIL ENERGY
                                                             ------------------------------------------------------------
                                                             Three Months Ended June 30,        Six Months Ended June 30,
                                                             ---------------------------        -------------------------
                                                               2003               2002            2003             2002
                                                             --------           --------        --------         --------
RESULTS OF OPERATIONS:
 Revenues                                                    $  1,781           $  1,080        $  3,158         $  1,640
 Trading margins                                                   --                 64              --               69
                                                             --------           --------        --------         --------
Total revenues                                                  1,781              1,144           3,158            1,709
                                                             --------           --------        --------         --------

Operating expenses:
 Fuel                                                              75                 15             159               22
 Purchased power                                                1,440                799           2,534            1,217
 Accrual for payment to CenterPoint Energy, Inc.                   --                 --              47               --
 Operation and maintenance                                         74                 69             134              114
 General and administrative                                        77                 51             132               93
 Depreciation and amortization                                     12                  8              23               15
                                                             --------           --------        --------         --------
  Total                                                         1,678                942           3,029            1,461
                                                             --------           --------        --------         --------
Operating income                                                  103                202             129              248
                                                             --------           --------        --------         --------

 Other non-operating loss                                          (2)                --              (5)              --
                                                             --------           --------        --------         --------

Earnings before interest and taxes                           $    101           $    202        $    124         $    248
                                                             ========           ========        ========         ========



RETAIL ENERGY OPERATING DATA:
GWh sales data (1):
 Residential                                                    6,428              5,321          10,360            8,545
 Small commercial                                               3,196              2,110           5,842            5,580
 Large commercial, industrial and institutional                 7,014              6,883          12,975           12,639
 ERCOT generation facilities                                    1,411                426           2,768              759
                                                             --------           --------        --------         --------
  Total                                                        18,049             14,740          31,945           27,523
                                                             ========           ========        ========         ========
(1) Gigawatt hours

Number of customers as of June 30 (in thousands)(2):
 Residential                                                                                       1,505            1,440
 Small commercial                                                                                    206              213
 Large commercial, industrial and institutional                                                       29               18
                                                                                                --------         --------
  Total                                                                                            1,740            1,671
                                                                                                ========         ========
(2) Based on metered locations



          Reference is made to the notes to the consolidated financial statements contained in Reliant Resources, Inc.'s Current Report on Form 8-K filed on June 30, 2003.

       Reliant Resources, Inc. and Subsidiaries
           Results of Operations by Segment
                 (Million of Dollars)
                     (Unaudited)


WHOLESALE ENERGY SEGMENT                                                           WHOLESALE ENERGY
                                                              -------------------------------------------------------------
                                                              Three Months Ended June 30,         Six Months Ended June 30,
                                                              ---------------------------         -------------------------
                                                                2003               2002             2003             2002
                                                              --------           --------         --------         --------
RESULTS OF OPERATIONS:
 Revenues                                                     $  1,278           $  1,034         $  2,748         $  2,099
 Trading margins                                                     8                 51              (65)              97
                                                              --------           --------         --------         --------
Total revenues                                                   1,286              1,085            2,683            2,196
                                                              --------           --------         --------         --------

Operating expenses:
 Fuel and cost of gas sold                                         304                254              680              418
 Purchased power                                                   690                475            1,432            1,098
 Operation and maintenance                                         165                141              301              242
 General, administrative and development                            69                113              135              178
 Depreciation and amortization                                      79                 80              152              129
                                                              --------           --------         --------         --------
  Total                                                          1,307              1,063            2,700            2,065
                                                              --------           --------         --------         --------
Operating (loss) income                                            (21)                22              (17)             131
                                                              --------           --------         --------         --------

 (Loss) income from equity investments                              (2)                 6               (4)              10
 Other non-operating income                                          3                  3                4                6
                                                              --------           --------         --------         --------

(Loss) earnings before interest and taxes                     $    (20)          $     31         $    (17)        $    147
                                                              ========           ========         ========         ========

WHOLESALE ENERGY MARGINS BY COMMODITY:
Power                                                         $    296           $    297         $    654         $    569
Gas                                                                 (3)                42              (70)              94
Oil                                                                 (1)                 7             --                  6
Other commodities                                                 --                   (2)            --                 (3)
Credit reserve                                                    --                   12              (13)              14
                                                              --------           --------         --------         --------
                                                              $    292           $    356         $    571         $    680
                                                              ========           ========         ========         ========

WHOLESALE ENERGY MARGINS BY ACTIVITY:
Power generation                                              $    284           $    305         $    636         $    583
Trading                                                              8                 51              (65)              97
                                                              --------           --------         --------         --------
                                                              $    292           $    356         $    571         $    680
                                                              ========           ========         ========         ========

TRADING MARGINS REALIZED AND UNREALIZED:
Realized                                                      $     80           $     42         $    (85)        $    112
Unrealized                                                         (72)                 9               20              (15)
                                                              --------           --------         --------         --------
                                                              $      8           $     51         $    (65)        $     97
                                                              ========           ========         ========         ========

WHOLESALE ENERGY OPERATING DATA:

TRADING ACTIVITY (1):
Natural gas Bcf volume (2)                                         215              1,077              575            2,028
Wholesale power sales (000's Mwh) (2)                           16,600             51,081           40,454          121,022


POWER GENERATION ACTIVITY:
Wholesale power sales (000's Mwh) (2)                           24,583             23,259           51,680           44,762
Revenues per Mwh                                              $  38 96           $  37 26         $  40 17         $  38 97

(1) Excludes financial transactions
(2) Includes physical contracts not delivered


VALUE AT RISK ANALYSIS:
(Assumes 95% confidence level and primarily a one-day holding period for natural gas and one to twenty-days for power using variance/covariance model)

  As of June 30, 2003 and 2002                                $      4           $      7         $      4         $      7

  Six months ended June 30, 2003 and 2002:

        Daily Average                                         $      9           $      7         $     10         $      8
        Daily High                                                  11                 14               35               17
        Daily Low                                                    4                  4                4                4


          Reference is made to the notes to the consolidated financial statements contained in Reliant Resources, Inc.'s Current Report on Form 8-K filed on June 30, 2003.

                    Reliant Resources, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Million of Dollars)
                                   (Unaudited)




OTHER OPERATIONS SEGMENT                                                            OTHER OPERATIONS
                                                              -------------------------------------------------------------
                                                              Three Months Ended June 30,         Six Months Ended June 30,
                                                              ---------------------------         -------------------------
                                                                2003               2002             2003             2002
                                                              --------           --------         --------         --------
RESULTS OF OPERATIONS:
Operating revenues                                            $     --           $      1         $      1         $      2
Operating expenses:
 Operation and maintenance                                          --                 --                1                3
 General and administrative                                          2                 (3)               8                1
 Depreciation and amortization                                       6                  4               12                6
                                                              --------           --------         --------         --------
  Total                                                              8                  1               21               10
                                                              --------           --------         --------         --------
Operating loss                                                      (8)                --              (20)              (8)
                                                              --------           --------         --------         --------

Investment income                                                   --                  1                1                4
Other non-operating loss                                            (1)                --               --               (5)
                                                              --------           --------         --------         --------

(Loss) earnings before interest and taxes                     $     (9)          $      1         $    (19)        $     (9)
                                                              ========           ========         ========         ========



          Reference is made to the notes to the consolidated financial statements contained in Reliant Resources, Inc.'s Current Report on Form 8-K filed on June 30, 2003.

               Reliant Resources, Inc. and Subsidiaries
                 Condensed Consolidated Balance Sheets
                        (Thousands of Dollars)


                                                                         December 31, 2002         June 30, 2003
                                                                         -----------------         -------------
                                ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                             $       1,114,854         $     165,691
   Restricted cash                                                                 212,595               190,669
   Accounts and notes receivable, principally customer, net                      1,315,388             1,146,494
   Inventory                                                                       279,582               262,035
   Trading and marketing assets                                                    635,851               342,524
   Non-trading derivative assets                                                   345,551               697,573
   Other current assets                                                            514,415               680,687
   Current assets of discontinued operations                                       653,267               526,330
                                                                         -----------------         -------------
      Total current assets                                                       5,071,503             4,012,003

   Property, plant and equipment, gross                                          7,727,076             9,389,491
   Accumulated depreciation                                                       (433,317)             (596,159)
                                                                         -----------------         -------------
PROPERTY, PLANT AND EQUIPMENT, NET                                               7,293,759             8,793,332
                                                                         -----------------         -------------

OTHER ASSETS:
   Goodwill, net                                                                 1,540,506             1,533,089
   Other intangibles, net                                                          736,689               744,927
   Equity investments                                                              103,199                94,093
   Trading and marketing assets                                                    300,983               178,860
   Non-trading derivative assets                                                    97,014               200,891
   Restricted cash                                                                   7,000               232,232
   Other long-term assets                                                          410,120               588,095
   Long-term assets of discontinued operations                                   2,076,047             1,805,786
                                                                         -----------------         -------------
      Total other assets                                                         5,271,558             5,377,973
                                                                         -----------------         -------------
      TOTAL ASSETS                                                       $      17,636,820         $  18,183,308
                                                                         =================         =============


                 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current portion of long-term debt and short-term borrowings           $         819,690         $     431,877
   Accounts payable, principally trade                                             756,496               706,384
   Trading and marketing liabilities                                               505,362               288,973
   Non-trading derivative liabilities                                              326,114               498,583
   Other current liabilities                                                       400,743               395,472
   Current liabilities of discontinued operations                                1,084,462             1,035,420
                                                                         -----------------         -------------
      Total current liabilities                                                  3,892,867             3,356,709

OTHER LIABILITIES:
   Trading and marketing liabilities                                               232,140               170,684
   Non-trading derivative liabilities                                              162,389               243,561
   Accrual for payment to CenterPoint Energy, Inc                                  128,300               175,000
   Other long-term liabilities                                                     811,415               978,768
   Long-term liabilities of discontinued operations                                748,311               755,026
                                                                         -----------------         -------------
      Total other liabilities                                                    2,082,555             2,323,039
                                                                         -----------------         -------------

LONG-TERM DEBT                                                                   6,008,510             7,235,014
                                                                         -----------------         -------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY                                                             5,652,888             5,268,546
                                                                         -----------------         -------------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $      17,636,820         $  18,183,308
                                                                         =================         =============



          Reference is made to the notes to the consolidated financial statements contained in Reliant Resources, Inc.'s Current Report on Form 8-K filed on June 30, 2003.

                    Reliant Resources, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Cash Flows
                             (Thousands of Dollars)

                                                                                                Six Months Ended June, 30
                                                                                           ---------------------------------
                                                                                               2003                 2002
                                                                                           ------------         ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income                                                                          $   (458,311)        $     38,329
Income (loss) from discontinued operations                                                      360,416              (68,721)
                                                                                           ------------         ------------
     Net loss from continuing operations and cumulative effect of accounting changes            (97,895)             (30,392)
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
   Cumulative effect of accounting changes                                                       24,055              233,600
   Depreciation and amortization                                                                187,169              149,813
   Deferred income taxes                                                                        (65,813)              50,483
   Net trading and marketing assets and liabilities                                             (19,835)              22,152
   Net non-trading marketing assets and liabilities                                              28,652              (32,432)
   Amortization of deferred financing costs                                                      25,900                  887
   Accrual for payment to CenterPoint Energy, Inc.                                               46,700                 --
   Other, net                                                                                    14,825               (8,938)
Changes in working capital                                                                      108,435             (168,286)
                                                                                           ------------         ------------
     Net cash provided by continuing operations from operating activities                       252,193              216,887
     Net cash used in discontinued operations from operating activities                         (40,690)             (94,622)
                                                                                           ------------         ------------
     Net cash provided by operating activities                                                  211,503              122,265
                                                                                           ------------         ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                                        (351,864)            (324,728)
   Business acquisitions, net of cash acquired                                                     --             (2,948,821)
   Restricted cash                                                                             (217,074)                --
   Other, net                                                                                    (3,155)              (2,936)
                                                                                           ------------         ------------
     Net cash used in continuing operations from investing activities                          (572,093)          (3,276,485)
     Net cash used in discontinued operations from investing activities                          (4,829)              (4,581)
                                                                                           ------------         ------------
     Net cash used in investing activities                                                     (576,922)          (3,281,066)
                                                                                           ------------         ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from long-term debt                                                                 319,902               13,537
   Payments of long-term debt                                                                   (35,777)            (191,587)
   (Decrease) increase in short-term borrowings and revolving credit facilities, net           (740,021)           3,356,912
   Changes in notes with affiliated companies, net                                                 --                386,603
   Payments of financing costs                                                                 (139,092)                --
   Other, net                                                                                     1,881                8,108
                                                                                           ------------         ------------
     Net cash (used in) provided by continuing operations from financing activities            (593,107)           3,573,573
     Net cash used in discontinued operations from financing activities                            (387)             (66,723)
                                                                                           ------------         ------------
     Net cash (used in) provided by financing activities                                       (593,494)           3,506,850
                                                                                           ------------         ------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                                      9,750                1,779
                                                                                           ------------         ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                                        (949,163)             349,828
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                              1,114,854               97,974
                                                                                           ------------         ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                 $    165,691         $    447,802
                                                                                           ============         ============



          Reference is made to the notes to the consolidated financial statements contained in Reliant Resources, Inc.'s Current Report on Form 8-K filed on June 30, 2003.


FOR ADDITIONAL INQUIRIES PLEASE CONTACT:

Dennis Barber or Stephanie Slavin
(713) 497-3042 or (713) 497-6983